UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 1, 2013

AZTECA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54443	45-2487011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 N. Beverly Drive, Suite 300

Beverly Hills, CA 90210

(Address of principal executive office)

Registrant’s telephone number, including area code: (310) 553-7009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2013, Azteca Acquisition Holdings, LLC (the “Sponsor”) loaned $250,000 to Azteca Acquisition Corporation (“Azteca”) to fund working capital. In connection with the loan, Azteca executed a promissory note (the “Note”) in favor of the Sponsor.

The Note is non-interest bearing and is payable on the earlier of (i) the date on which Azteca consummates its initial business combination or (ii) April 6, 2013 (the “Due Date”). The principal balance may be prepaid at any time.

All amounts owed by Azteca under the Note become immediately due and payable upon an event of default, which includes Azteca’s failure to pay the principal amount due within five business days of the Due Date and Azteca’s voluntary or involuntary bankruptcy. Pursuant to the Note, the Sponsor waived all rights, title, interest or claim in, or to, any distribution of, or from, the trust account in which the proceeds from (i) Azteca’s initial public offering (“IPO”) and (ii) the sale of the warrants issued in a private placement that occurred prior to the effectiveness of the IPO were placed.

Azteca Acquisition Holdings, LLC is the sponsor and majority shareholder of Azteca Acquisition Corporation. Gabriel Brener, our Chief Executive Officer, President and Chairman of the Board of Directors, is the sole member of Azteca Acquisition Holdings, LLC.

The foregoing is a brief description of the material terms and conditions of the Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated February 1, 2013, made by Azteca Acquisition Corporation in favor of Azteca Acquisition Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTECA ACQUISITION CORPORATION
Date: February 6, 2013

	By:	/s/ Juan Pablo Albán
Name: Juan Pablo Albán Title: Secretary & Executive Vice President